EXHIBIT 99.1

j2 Reports Second Quarter 2016 Results

Achieves Record Second Quarter Revenues (up 20.3% to $211.8 million vs. Q2 2015),
Operating Income (up 17.6% to $58.9 million vs. Q2 2015)

Announces Twentieth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQGS: JCOM) today reported financial results for the second quarter ended June 30, 2016 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3450 per share.

SECOND QUARTER 2016 RESULTS

Q2 2016 quarterly revenues increased 20.3% to a Q2 record of $211.8 million compared to $176.0 million for Q2 2015.

Net cash provided by operating activities increased by 30.1% to $67.5 million compared to $51.9 million for Q2 2015. Q2 2016 free cash flow(1) increased by 15.7% to $63.5 million compared to $54.9 million for Q2 2015 which included an adjustment to free cash flow of $5.8 million associated with taxes for prior periods under audit. Exclusive of the impact in Q2 2015, free cash flow increased by 29.3% compared to $49.1 million for Q2 2015.

In Q2 2015, the Company released certain income tax reserves in conjunction with a favorable IRS tax settlement of $11.9 million, or $0.25 per diluted share which contributed to a decrease in GAAP earnings per diluted share(2) of (13.8)% to $0.69 in Q2 2016 compared to $0.80 for Q2 2015. Exclusive of the impact of the tax reserves release in Q2 2015, GAAP earnings per diluted share(1) increased by 25.5% compared to $0.55 for Q2 2015. Adjusted Non-GAAP earnings per diluted share(2)(3) for the quarter increased 22.2% to $1.21 compared to $0.99 for Q2 2015.

GAAP net income decreased by (13.1)% to $33.8 million compared to $38.9 million for Q2 2015. As noted above, the decrease was attributed to certain non-recurring income tax reserves in conjunction with a favorable IRS tax settlement.

Quarterly Adjusted EBITDA(4) increased 22.5% to $97.5 million compared to $79.6 million for Q2 2015.

j2 ended the quarter with approximately $407.2 million in cash and investments after deploying $43.0 million during the quarter for acquisitions and j2's regular quarterly dividend.

Key financial results for Q2 2016 versus Q2 2015 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted Non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q2 2016	Q2 2015	% Change
Revenues
Cloud Services	$141.4 million	$123.9 million	14.1%
Digital Media	$69.3 million	$50.8 million	36.4%
IP Licensing	$1.1 million	$1.3 million	(15.4)%
Total Revenue:	$211.8 million	$176.0 million	20.3%
Operating Income	$58.9 million	$50.1 million	17.6%
Net Cash Provided by Operating Activities	$67.5 million	$51.9 million	30.1%
Free Cash Flow (1)	$63.5 million	$54.9 million	15.7%
GAAP Earnings per Diluted Share (2)	$0.69	$0.80	(13.8)%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.21	$0.99	22.2%
GAAP Net Income	$33.8 million	$38.9 million	(13.1)%
Non-GAAP Net Income	$59.7 million	$48.3 million	23.6%
Adjusted EBITDA (4)	$97.5 million	$79.6 million	22.5%
Adjusted EBITDA Margin	46.0%	45.2%	0.8%

"Our second quarter results highlight the positive combination of healthy revenue growth and efficient expense management" said Hemi Zucker, CEO of j2 Global. "Our employees' efforts yielded an impressive 23% year-over-year Adjusted EBITDA growth on 20% year-over-year revenue growth. With the excellent results of our first-half in hand, I am both optimistic and confident in the future of j2's businesses and their prospects."

BUSINESS OUTLOOK

For fiscal 2016, the Company estimates that it will achieve revenues between $830 and $860 million and Adjusted Non-GAAP earnings per diluted share of between $4.70 and $5.00.

Adjusted Non-GAAP earnings per diluted share for 2016 excludes share-based compensation of between $12 and $14 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the Non-GAAP effective tax rate for 2016 (exclusive of the release of reserves for uncertain tax positions) will increase from 28.4% to between 29% and 31%.

The Company has not reconciled the Adjusted Non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors has approved a quarterly cash dividend of $0.3450 per common share, a $0.01, or 3.0% increase versus last quarter's dividend. This is j2's twentieth consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on September 1, 2016 to all shareholders of record as of the close of business on August 17, 2016. Future dividends will be subject to Board approval.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 30.9% for Q2 2016 and 0.5% for Q2 2015. The estimated Adjusted Non-GAAP effective tax rates were approximately 29.4% for Q2 2016 and 28.5% for Q2 2015.

(3)
For Q2 2016, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.53 per diluted share. For Q2 2015, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, certain tax consulting fees, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.19 per diluted share.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (2) above. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive®, Onebox ®, and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter ® Powered by BuyerBase ®, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2015, j2 had achieved 20 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2016 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2015 Annual Report on Form 10-K filed by j2 Global on February 29, 2016, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2016 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted Non-GAAP financial measures: Adjusted Non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted Non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted Non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted Non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted Non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted Non-GAAP financial measures, please see the appropriate GAAP to Adjusted Non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$313,754	$255,530
Short-term investments	50,915	79,655
Accounts receivable, net of allowances of $5,542 and $4,261, respectively	106,365	114,680
Prepaid expenses and other current assets	22,472	25,722
Deferred income taxes, current	—	7,218
Total current assets	493,506	482,805
Long-term investments	42,537	78,563
Property and equipment, net	60,053	57,442
Goodwill	840,946	807,661
Other purchased intangibles, net	344,246	352,641
Deferred income taxes, non-current	6,494	—
Other assets	5,369	4,607
TOTAL ASSETS	$1,793,151	$1,783,719

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$106,512	$114,384
Income taxes payable	4,147	5,589
Deferred revenue, current	74,558	76,104
Capital lease, current	29	214
Deferred income taxes, current	—	363
Total current liabilities	185,246	196,654
Long-term debt	596,813	592,037
Deferred revenue, non-current	4,788	6,538
Capital lease, non-current	79	148
Liability for uncertain tax positions	40,356	35,917
Deferred income taxes, non-current	42,352	43,989
Other long-term liabilities	5,124	18,228
TOTAL LIABILITIES	874,758	893,511

Commitments and contingencies

Preferred stock	—	—
Common stock	481	479
Additional paid-in capital	299,349	292,064
Retained earnings	657,035	626,789
Accumulated other comprehensive loss	(38,472)	(29,124)
TOTAL STOCKHOLDERS' EQUITY	918,393	890,208
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,793,151	$1,783,719

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenues	$211,800	$176,038	$412,302	$337,291

Cost of revenues (1)	35,591	29,494	69,878	57,681
Gross profit	176,209	146,544	342,424	279,610

Operating expenses:
Sales and marketing (1)	48,617	40,421	96,729	78,011
Research, development and engineering (1)	9,213	8,969	18,201	17,415
General and administrative (1)	59,434	47,088	115,211	93,588
Total operating expenses	117,264	96,478	230,141	189,014
Income from operations	58,945	50,066	112,283	90,596
Interest expense, net	10,301	10,881	20,534	21,194
Other expense (income), net	(213)	88	(87)	(696)
Income before income taxes	48,857	39,097	91,836	70,098
Income tax expense	15,087	181	28,123	9,304
Net income	$33,770	$38,916	$63,713	$60,794

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.69	$0.81	$1.31	$1.26

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.69	$0.80	$1.30	$1.25

Basic weighted average shares outstanding	48,055,783	47,537,597	48,011,250	47,480,315
Diluted weighted average shares outstanding	48,265,298	47,853,574	48,251,698	47,737,006

(1) Includes share-based compensation expense as follows:
Cost of revenues	$103	$91	$198	$174
Sales and marketing	434	603	965	1,187
Research, development and engineering	221	213	428	408
General and administrative	2,681	2,261	4,657	4,404
Total	$3,439	$3,168	$6,248	$6,173

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$63,713	$60,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,233	43,181
Accretion and amortization of discount and premium of investments	646	551
Amortization of financing costs and discounts	4,777	4,480
Share-based compensation	6,248	6,173
Excess tax benefits from share-based compensation	(1,097)	(2,104)
Provision for doubtful accounts	5,009	3,544
Deferred income taxes, net	(2,064)	(73)
Gain on sale of available-for-sale investments	(140)	(42)
Decrease (increase) in:
Accounts receivable	3,763	2,199
Prepaid expenses and other current assets	1,534	2,163
Other assets	(657)	354
(Decrease) increase in:
Accounts payable and accrued expenses	(15,480)	(5,814)
Income taxes payable	2,034	(5,069)
Deferred revenue	(2,699)	(1,546)
Liability for uncertain tax positions	4,440	(12,414)
Other long-term liabilities	3,792	1,233
Net cash provided by operating activities	132,052	97,610
Cash flows from investing activities:
Maturity of certificates of deposit	—	65
Purchase of certificates of deposit	—	(62)
Maturity of available-for-sale investments	112,631	56,095
Purchase of available-for-sale investments	(47,207)	(57,465)
Purchases of property and equipment	(9,186)	(6,955)
Purchases of intangible assets	(1,815)	(866)
Acquisition of businesses, net of cash received	(76,725)	(74,308)
Net cash used in investing activities	(22,302)	(83,496)
Cash flows from financing activities:
Repurchases of common and restricted stock	(3,356)	(2,302)
Issuance of stock, net of costs	2,034	3,135
Excess tax benefits from stock-based compensation	1,097	2,104
Dividends paid	(32,202)	(28,610)
Acquisition of business	(16,550)	(3,883)
Other	(254)	(180)
Net cash used in financing activities	(49,231)	(29,736)
Effect of exchange rate changes on cash and cash equivalents	(2,295)	(2,111)
Net change in cash and cash equivalents	58,224	(17,733)
Cash and cash equivalents at beginning of period	255,530	433,663
Cash and cash equivalents at end of period	$313,754	$415,930

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) elimination of income tax provision associated with the noted modifications.

			(2)			(5)
			Acquisition			Additional
		(1)	related	(3)		Tax Expense
		Share-based	Integration	Interest	(4)	(Benefit) from	Adjusted
	GAAP	Compensation	Costs	Costs	Amortization	Prior Years	Non-GAAP
Revenues	$211,800	—	—	—	—	—	$211,800

Cost of revenues	35,591	(103)	—	—	(1,311)	—	34,177
Operating expenses:
Sales and marketing	48,617	(434)	(581)	—	—	—	47,602
Research, development and engineering	9,213	(221)	—	—	—	—	8,992
General and administrative	59,434	(2,681)	(3,371)	—	(24,868)	(150)	28,364

Interest expense (income), net	10,301	—	—	(1,913)	—	—	8,388
Other expense (income), net	(213)	—	—	—	—	—	(213)

Income tax provision (6)	15,087	919	1,369	552	6,857	51	24,835

Net income	$33,770	2,520	2,583	1,361	19,322	99	$59,655

Net income per share attributable to j2 Global, Inc. common stockholders*
Basic	$0.69	0.05	0.05	0.03	0.40	(0.00)	$1.21
Diluted	$0.69	0.05	0.05	0.03	0.40	(0.00)	$1.21

* The reconciliation of net income per share from GAAP to adjust non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

			(2)				(6)
			Acquisition		(4)		Additional
		(1)	related	(3)	IRS		Tax Expense
		Share-based	Integration	Interest	Consulting	(5)	(Benefit) from	Adjusted
	GAAP	Compensation	Costs	Costs	Fee	Amortization	Prior Years	Non-GAAP
Revenues	$176,038	—	—	—	—	—	—	$176,038

Cost of revenues	29,494	(91)	27	—	—	(666)	—	28,764
Operating expenses:
Sales and marketing	40,421	(603)	(230)	—	—	—	—	39,588
Research, development and engineering	8,969	(213)	—	—	—	—	—	8,756
General and administrative	47,088	(2,261)	(1,692)	—	—	(17,568)	(2,533)	23,034

Interest expense (income), net	10,881	—	—	(1,805)	—	—	(472)	8,604
Other expense (income), net	88	—	—	—	—	—	—	88

Income tax provision (7)	181	945	717	497	5	4,935	11,887	19,167

Net income	$38,916	2,223	1,178	1,308	(5)	13,299	(8,882)	$48,037

Net income per share attributable to j2 Global, Inc. common stockholders*
Basic	$0.81	0.05	0.02	0.03	(0.00)	0.28	(0.19)	$0.99
Diluted	$0.80	0.05	0.02	0.03	(0.00)	0.28	(0.19)	$0.99

* The reconciliation of net income per share from GAAP to adjust non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) elimination of income tax provision associated with the noted modifications.

			(2)			(5)
			Acquisition			Additional
		(1)	related	(3)		Tax Expense
		Share-based	Integration	Interest	(4)	(Benefit) from	Adjusted
	GAAP	Compensation	Costs	Costs	Amortization	Prior Years	Non-GAAP
Revenues	$412,302	—	—	—	—	—	$412,302

Cost of revenues	69,878	(198)	—	—	(2,555)	—	67,125
Operating expenses:
Sales and marketing	96,729	(965)	(1,124)	—	—	—	94,640
Research, development and engineering	18,201	(428)	—	—	—	—	17,773
General and administrative	115,211	(4,657)	(5,422)	—	(45,925)	(900)	58,307

Interest expense (income), net	20,534	—	—	(3,798)	—	—	16,736
Other expense (income), net	(87)	—	—	—	—	811	724

Income tax provision (6)	28,123	1,676	2,181	1,104	12,840	37	45,961

Net income	$63,713	4,572	4,365	2,694	35,640	52	$111,036

Net income per share attributable to j2 Global, Inc. common stockholders*
Basic	$1.31	0.10	0.09	0.06	0.74	0.00	$2.26
Diluted	$1.30	0.09	0.09	0.06	0.74	0.00	$2.25

* The reconciliation of net income per share from GAAP to adjust non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

			(2)				(6)
			Acquisition		(4)		Additional
		(1)	related	(3)	IRS		Tax Expense
		Share-based	Integration	Interest	Consulting	(5)	(Benefit) from	Adjusted
	GAAP	Compensation	Costs	Costs	Fee	Amortization	Prior Years	Non-GAAP
Revenues	$337,291	—	—	—	—	—	—	$337,291

Cost of revenues	57,681	(174)	—	—	—	(1,329)	—	56,178
Operating expenses:
Sales and marketing	78,011	(1,187)	(715)	—	—	—	—	76,109
Research, development and engineering	17,415	(407)	(80)	—	—	—	—	16,928
General and administrative	93,588	(4,404)	(4,634)	—	204	(34,543)	(3,651)	46,560

Interest expense (income), net	21,194	—	—	(3,584)	—	—	(472)	17,138
Other expense (income), net	(696)	—	—	—	—	—	—	(696)

Income tax provision (7)	9,304	1,713	1,837	1,028	(45)	10,260	11,769	35,866

Net income	$60,794	4,459	3,592	2,556	(159)	25,612	(7,646)	$89,208

Net income per share attributable to j2 Global, Inc. common stockholders*
Basic	$1.26	0.09	0.08	0.05	(0.00)	0.54	(0.16)	$1.85
Diluted	$1.25	0.09	0.08	0.05	(0.00)	0.54	(0.16)	$1.84

* The reconciliation of net income per share from GAAP to adjust non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$33,770	$38,916	$63,713	$60,794
Plus:
Interest expense, net	10,301	10,881	20,534	21,194
Other expense (income), net	(213)	88	(87)	(696)
Income tax expense	15,087	181	28,123	9,304
Depreciation and amortization	31,058	21,893	58,233	43,181
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	3,439	3,168	6,248	6,173
Acquisition-related integration costs	3,952	1,895	6,546	5,429
Additional indirect tax expense from prior years	150	2,533	900	3,651
Fees associated with prior year audits	—	—	—	(204)

Adjusted EBITDA	$97,544	$79,555	$184,210	$148,826

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$67,528	$—	$—	$132,052
Less: Purchases of property and equipment	(4,321)	(4,865)	—	—	(9,186)
Add: Excess tax benefit share-based compensation	264	833	—	—	1,097
Free cash flows	$60,467	$63,496	$—	$—	$123,963

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716	$51,894	$50,963	$80,488	$229,061
Less: Purchases of property and equipment	(2,401)	(4,554)	(4,972)	(5,370)	(17,297)
Add: Excess tax benefit share-based compensation	334	1,770	2,437	(55)	4,486
Add: IRS settlement*	—	5,753	1,164	—	6,917
Free cash flows	$43,649	$54,863	$49,592	$75,063	$223,167

* Free cash flows of $54.9 million and $49.6 million for Q2 2015 and Q3 2015, respectively, were before the effect of payments associated with taxes for prior periods under audit.

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP Revenues	$92,858	$48,509	$1,093	$69,340	$—	$211,800

Gross Profit
GAAP Gross Profit	$76,851	$34,485	$1,093	$63,780	$—	$176,209
Non-GAAP Adjustments:
Share-based Compensation	103	—	—	—	—	103
Amortization	127	1,184	—	—	—	1,311
Adjusted Non-GAAP Gross Profit	$77,081	$35,669	$1,093	$63,780	$—	$177,623

Operating Profit
GAAP Operating Profit	$42,548	$10,721	$(751)	$11,505	$(5,078)	$58,945
Non-GAAP Adjustments:
Share-based Compensation	1,465	—	—	592	1,382	3,439
Acquisition Related Integration Costs	88	—	—	3,864	—	3,952
Amortization	6,345	11,140	1,492	7,202	—	26,179
Additional Tax Expense (Benefit) from Prior Years	—	—	—	150	—	150
Adjusted Non-GAAP Operating Profit	$50,446	$21,861	$741	$23,313	$(3,696)	$92,665

Depreciation	1,230	1,044	—	2,605	—	4,879
Adjusted EBITDA	$51,676	$22,905	$741	$25,918	$(3,696)	$97,544

NOTE: Table above excludes certain intercompany allocations

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2015
(UNAUDITED, IN THOUSANDS)

	Cloud	Cloud	IP	Digital
	Connect	Services	Licensing	Media	j2 Global, Inc.	Total

Revenues
GAAP Revenues	$89,273	$34,632	$1,283	$50,850	$—	$176,038

Gross Profit
GAAP Gross Profit	$75,139	$24,290	$1,283	$45,832	$—	$146,544
Non-GAAP Adjustments:
Share-based Compensation	91	—	—	—	—	91
Acquisition Related Integration Costs	(27)	—	—	—	—	(27)
Amortization	122	544	—	—	—	666
Adjusted Non-GAAP Gross Profit	$75,325	$24,834	$1,283	$45,832	$—	$147,274

Operating Profit
GAAP Operating Profit	$39,430	$6,345	$(1,013)	$9,863	$(4,559)	$50,066
Non-GAAP Adjustments:
Share-based Compensation	1,074	—	—	421	1,673	3,168
Acquisition Related Integration Costs	238	—	—	1,651	6	1,895
Amortization	4,552	6,341	1,894	5,448	—	18,235
Additional Tax Expense (Benefit) from Prior Years	2,533	—	—	—	—	2,533
Adjusted Non-GAAP Operating Profit	$47,827	$12,686	$881	$17,383	$(2,880)	$75,897

Depreciation	1,348	814	—	1,496	—	3,658
Adjusted EBITDA	$49,175	$13,500	$881	$18,879	$(2,880)	$79,555

NOTE: Table above excludes certain intercompany allocations